Exhibit 99.2

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On April 1, 2026, Soluna Holdings, Inc. (“Soluna” or the “Company”) completed the acquisition of 100% of the issued and outstanding membership interest in Briscoe Wind Farm, LLC (“Briscoe”) pursuant to a Membership Interest Purchase Agreement entered into by Soluna DV Wind SponsorCo, LLC, a wholly owned subsidiary of the Company (“Acquisition”).

Briscoe owns the Briscoe Wind Project, a 150 MW wind-powered electric generation facility located in Floyd County and Briscoe County, Texas. The total cost of the Acquisition was approximately $55.9 million  , including the settlement of certain pre-existing obligations of Briscoe.

In connection with the Acquisition, the Company amended its existing Credit Agreement with Generate Lending to establish a Tranche C Loan Commitment of $12.5 million to finance the Acquisition and reduce the unfunded Tranche B Loan Commitment by $12.5 million.

Soluna issued to Generate Strategic Credit Master Fund I-B, L.P., an affiliate of the Lender and the agent in a private placement (i) a pre-funded warrant to purchase up to 700,000 shares of Common Stock of the Company, (ii) a common warrant to purchase up to 1,350,000 shares of Common Stock and (iii) a common warrant to purchase up to 650,000 shares of Common Stock.

The amendment to the existing credit agreement, the issuance of the pre-funded warrant and common warrants, and together with the Acquisition are referred to as the “Transactions”.

The unaudited pro forma condensed combined financial information is prepared in accordance with SEC Regulation S-X Article 11, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The results set forth in the unaudited pro forma condensed combined financial information include Transaction accounting adjustments that give effect to events that are directly attributable to the Transactions described above.

The following unaudited pro forma condensed combined financial information is derived from the audited historical financial statements of Soluna and Briscoe. The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives effect to the Transactions as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 present the effects of the Transactions as though they had occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following information:

-	Notes to the unaudited pro forma condensed combined financial information
-	Soluna’s Current Report on Form 8-K filed on April 3, 2026, including the exhibits thereto, which is incorporated herein by reference.
-	Audited financial statements of Soluna as of and for the year ended December 31, 2025, which are included in Soluna’s Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference .
-	Audited financial statements of Briscoe as of and for the year ended December 31, 2025, which is included herein.

The Acquisition was accounted for as an asset acquisition as the fair value of substantially all the assets acquired were concentrated in a group of similar assets. The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based on the fair value of the assets acquired and liabilities assumed, and the related income tax impact of the acquisition accounting adjustments. The pro forma adjustments included herein, which include a preliminary evaluation of accounting policies for conformity, may be revised as additional information becomes available and as additional analyses are performed.

The unaudited pro forma financial statements are presented for informational purposes only and do not necessarily indicate the financial results of the combined operations had the operations been combined at the beginning of the periods presented, nor do they necessarily indicate the results of operations in future periods or the future financial position.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information does not include the realization of any potential profit improvement, cost savings from operating efficiencies, synergies or other restructuring activities that might result from the Transactions. Further, there may be additional charges related to the restructuring or other integration activities resulting from the Transactions, the timing, nature and amount of which Soluna’s management cannot identify as of the date of and thus, such charges are not reflected in the unaudited pro forma condensed combined financial information.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2025

(In thousands)

	Soluna Holdings, Inc.	Briscoe Wind Farm, LLC	Transaction Accounting Adjustments	Note	Pro Forma
Assets
Current Assets:
Cash	$76,423	-	(45,578)	3b & 3c	30,845
Restricted cash	4,500	1,815	1,242	3b	7,557
Accounts receivable, net	5,522	910			6,432
Loan commitment assets	3,018	-			3,018
Prepaid expenses and other current assets	2,664	910			3,574
Total Current Assets	92,127	3,635	(44,336)		51,426
Restricted cash, noncurrent	7,920	284			8,204
Other assets	978	100			1,078
Deposits and credits on equipment	1,377	-			1,377
Property, plant and equipment, net	74,783	137,132	(83,909)	3e	128,006
Intangible assets, net	8,261	-	2,650	3d	10,911
Deposits	-	20			20
Operating lease right-of-use assets	252	10,138	(5,706)	3g	4,684
Financing lease right-of-use assets	2,246	-			2,246
Total Assets	$187,944	151,309	(131,301)		207,952

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,859	285			5,144
Accrued liabilities	13,182	-			13,182
Accrued interest	303	-			303
Contract liability	19,348	-			19,348
Current portion of debt	8,858	-			8,858
Income tax payable	123	-			123
Customer deposits-current	1,913	-			1,913
Deferred revenue	518	-			518
Operating lease liability	65	415	(373)	3g	107
Financing lease liability	20	-			20
Tracking account	-	6,000	(6,000)	3h	-
Other current Liabilities	-	537			537
Total Current Liabilities	49,189	7,237	(6,373)		50,053

Other liabilities	743	-			743
Customer deposits- long-term	2,533	-			2,533
Long-term debt	17,899	66,613	(56,739)	3b & 3h	27,773
Asset retirement obligation	-	4,712			4,712
Operating lease liability - noncurrent	187	10,291	(5,825)	3g	4,653
Financing lease liability - noncurrent	2,236	-			2,236
Deferred tax liability, net	2,911	-			2,911
Total Liabilities	75,698	88,853	(68,937)		95,614

Members’ Equity	-	62,456	(62,456)	3f	-

Mezzanine equity:
Placement agent warrants	1,313	-	-		1,313

Stockholders’ Equity:
Series A Cumulative Perpetual Preferred Stock	5	-	-		5
Series B Preferred Stock	-	-	-		-
Common stock	103	-	-		103
Additional paid-in capital	435,030	-	1,649	3a	436,679
Accumulated deficit	(367,715)	-	(1,557)	3i	(369,272)
Common stock in treasury	(13,873)	-	-		(13,873)
Total Stockholders’ Equity (Deficit)	53,550	-	92		53,642
Non-Controlling Interest	57,383	-	-		57,383
Total Stockholders’ Equity	112,246	62,456	(62,364)		112,338
Total Liabilities and Equity	$187,944	151,309	(131,301)		207,952

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information”.

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Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(In thousands, except per share information)

	Soluna Holdings, Inc.	Briscoe Wind Farm, LLC	Transaction Accounting Adjustments	Note	Pro Forma
Cryptocurrency mining revenue	$11,406	-			11,406
Data hosting revenue	16,998	-			16,998
High-performance computing service revenue	28	-			28
Demand response service revenue	1,285	-			1,285
PPA revenue	-	6,360	(3,587)	4g	2,773
Merchant revenue	-	1,759			1,759
REC revenue	-	832			832
Total revenue	29,717	8,951	(3,587)		35,081
Operating costs:
Cost of cryptocurrency mining revenue, exclusive of depreciation	7,411	-	(2,357)	4g	5,054
Cost of data hosting revenue, exclusive of depreciation	9,104	-	(1,230)	4g	7,874
Cost of high-performance computing services	7	-			7
Cost of cryptocurrency mining revenue- depreciation	4,304	-			4,304
Costs of revenue- depreciation	2,433	7,191	(2,634)	4a & 4b	6,990
Total cost of revenue	23,259	7,191	(6,221)		24,229
Operating expenses:
Operations and maintenance	-	7,720	25	4d	7,745
General and administrative expenses	30,519	551			31,070
Depreciation, amortization and accretion expense	9,608	-			9,608
Total general and administrative expenses	40,127	8,271	25		48,423
Impairment on fixed assets	12				12
Operating loss	(33,681)	(6,511)	2,609		(37,583)

Other income (expense)
Interest expense	(4,835)	(8,428)	9,408	4c & 4f	(3,855)
Gain (loss) on debt extinguishment and revaluation, net	10,658	-			10,658
Fair value adjustment loss	(23,681)	-			(23,681)
Loss on sale of fixed assets and credit on equipment deposit	(1,151)	-			(1,151)
Other financing expense	(5,917)	-	2,039	4e	(3,878)
Other (expense) income, net	(700)	165			(535)
Loss before income taxes	(59,307)	(14,774)	14,056		(60,025)
Income tax benefit, net	2,316				2,316
Net loss	(56,991)	(14,774)	14,056		(57,709)
(Less) Net loss (income) attributable to non-controlling interest, net	3,580				3,580
Net loss attributable to Soluna Holdings, Inc.	$(53,411)	(14,774)	14,056		(54,129)

Pro forma Earnings Per Share Data (Note 5):
Net (loss) income per common stock per share:
Basic and diluted	$(2.38)				(1.82)

Weighted-average shares to common stock outstanding
Basic and diluted	29,048,848				29,748,848

See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information”.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 — Basis of presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X and present the historical audited financial information financial statements of Soluna and Briscoe. The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives effect to the Transactions as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, gives pro forma effect to the Transactions as if they had occurred on January 1, 2025.

The Acquisition was accounted for as an asset acquisition as the fair value of substantially all the assets acquired were concentrated in a group of similar assets. Transaction costs incurred to acquire the assets, which amounted to $5.0 million, were capitalized and included in the cost basis of the acquired assets.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Soluna’s audited financial statement as of and for the year ended December 31, 2025. Upon completion of the Transactions, Soluna’s management performed a comprehensive review of Briscoe’s accounting policies. Soluna’s management is currently not aware of any significant accounting policy differences and, therefore, has not made any adjustments to the pro forma condensed combined financial information related to these potential differences.

The pro forma adjustments, which Soluna believes are reasonable under the circumstances, are preliminary and are based upon available information and certain assumptions described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined statement of operations does not reflect the cost of any integration activities or benefits from the Transactions and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of operations in periods following the completion of the Transactions.

NOTE 2 — Acquisition transaction

Total cost of the acquisition

Soluna and its subsidiary acquired 100% of the interests in Briscoe with cash consideration. Transaction costs incurred to acquire the assets, which amounted to $1.5 million, were capitalized and included in the cost basis of the acquired assets. There was no contingent consideration associated with the transaction.

The cash consideration totaled $55.9 million.

Asset acquisition cost allocation

Total acquisition cost is allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values:

Description	Amount (000’s)
Restricted Cash, Current	$4,160
Accounts Receivable	1,492
Prepaid Expenses & Other Current Assets	2
Restricted Cash, Non-Current	284
Deposits	20
Operating Lease ROU Assets	4,432
Property, plant, and equipment	53,223
Power Purchase Agreement	2,650

Accounts Payable and Accrued Expenses	(660)
Other Current Liabilities	(444)
Operating Lease Liability	(4,508)
Asset Retirement Obligations	(4,792)
Net Assets Acquired	$55,859

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 3 — Transaction accounting adjustments to unaudited pro forma condensed combined balance sheet

Warrant adjustments

a)	Represents the issuance of pre-funded and common warrants in connection with the amended Credit Agreement to finance Soluna’s acquisition of Briscoe, initially measured at fair value as equity-classified instruments with no subsequent remeasurement.

Financing adjustments

b)	The net increase to debt reflects the new Tranche C Loan of $12.5 million incurred to finance the acquisition of Briscoe, less $0.98 million of debt issuance costs and $1.6 million representing the fair value of warrants issued to the lenders. Net proceeds received by Soluna were $11.5 million and are presented in cash and cash equivalents and in restricted cash.

Acquisition adjustments

c)	Represents the total cost of consideration of $55.9 million cash for acquiring Briscoe.
d)	Represents an adjustment to record acquired intangible asset at its fair value. Identifiable intangible asset reflected in the pro forma condensed combined financial information is provided below. The amortization related to the identifiable intangible asset is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 4(a).
e)	Represents an adjustment to record acquired property, plant and equipment of Briscoe at fair value. The depreciation expense related to the asset is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 4(b).
f)	Represents the elimination of Briscoe’s historical equity balance upon closing.
g)	Represents an adjustment to remeasure acquired right-of-use assets and lease liabilities to equal the estimated present value of remaining minimum lease payments as of the Closing Date, including the impact of any below-market lease terms recognized as a favorable or unfavorable lease intangible.
h)	Reflects full settlement of Briscoe’s debt, including repayment of the Briscoe Debt and the Subordinated Notes and repayment of the Tracking Account.
i)	Represents an adjustment to reconcile Briscoe’s historical net asset balances as of December 31, 2025 to the assets and liabilities acquired and measured as of the Closing Date, including the impact of interim activity and differences in acquisition-date balances.

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 4 — Transaction accounting adjustments to unaudited pro forma condensed combined statement of operations

a)	Represents the adjustment to record elimination of historical amortization expense and recognition of new amortization expense related to acquired identifiable intangible asset based on the fair value and the associated useful life. Amortization expense is calculated based on the fair value of the identifiable intangible asset and the associated useful life as discussed in Note 3(d) above. The amortization is based on the periods over which the economic benefits of the intangible assets are expected to be realized.
b)	Represents the adjustment to record elimination of historical depreciation expense and recognition of revised depreciation expense related to the property, plant and equipment acquired based on the fair value and the associated useful life as of December 31, 2025.
c)	Represents reversal of historical interest expense on existing Briscoe Debt and Subordinated Notes for the year ended December 31, 2025.
d)	Represents the adjustment to record the elimination of historical operating lease costs and recognition of new operating lease costs related to operating leases right-of-use assets based on the fair value and the associated remaining lease life at the time of the Acquisition.
e)	Represents the write-off of the remaining unamortized deferred financing costs related to the Tranche B loan commitment, which was reduced by $12.5 million pursuant to the amended credit agreement.
f)	Represents the net increase to interest expense resulting from interest on the new debt to finance the acquisition of Briscoe and the amortization of related debt issuance costs.
g)	Reflects the elimination of intercompany transactions between Soluna and Briscoe, primarily related to energy sales under the PPA, with the corresponding cost of revenue recognized by Soluna.

NOTE 5 — Pro forma earnings per share

Pro forma basic income (loss) per share for the year ended December 31, 2025 is computed by dividing the pro forma net income (loss) by the weighted average number of shares of common stock outstanding, inclusive of common stock issued and contingently issuable shares in connection with warrants, as if the Transactions had occurred on January 1, 2025, and excludes the effects of any potentially dilutive securities. Pro forma diluted income (loss) per share is computed by adjusting the pro forma net income (loss) and the weighted-average shares of common stock outstanding, including the impact of such warrants and related contingently issuable shares, to give effect to potentially dilutive securities.

The Company is in a pro forma net loss position for all periods presented. As such, all potentially dilutive securities, including common warrants and other convertible instruments, have been excluded from the computation of diluted loss per share as their inclusion would be anti-dilutive. As a result, diluted loss per share is the same as basic loss per share for the period presented.

The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted (loss) earnings per share (amounts in thousands, except share and per share data):

Year Ended December 31, 2025
Pro forma (loss) earnings per share, basic and diluted
Numerator:
Pro forma net (loss) income	$(54,129)
Denominator:
Pro forma weighted average shares outstanding (Basic and Diluted)	29,748,848

Pro forma Earnings Per Share Data:
Basic & Diluted loss per share	$(1.82)

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